UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 24, 2012

BURGER KING WORLDWIDE, INC.

BURGER KING HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware Delaware	001-35511 001-32875	45-5011014 75-3095469
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

5505 Blue Lagoon Drive

Miami, Florida

(Address of Principal Executive Offices)

33126

(Zip Code)

(305) 378-3000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) As previously disclosed in the Current Report on Form 8-K filed by Burger King Holdings, Inc. (the “Company”) on May 24, 2012, Jonathan Fitzpatrick, Executive Vice President and Chief Brand and Operations Officer, advised the Company of his decision to resign from the Company, effective June 1, 2012. On June 24, 2012, Mr. Fitzpatrick and Burger King Corporation, a wholly-owned subsidiary of the Company (“BKC”), entered into a Separation Agreement and General Release (the “Agreement”) pursuant to which BKC agreed to pay Mr. Fitzpatrick the sum of $232,307.69 in bi-weekly installments during the period of June 1, 2012 through December 31, 2012 (the “Severance Period”), provided that Mr. Fitzpatrick will immediately forfeit any further installments in the event that he earns any compensation or fees during the Severance Period through subsequent employment or the provision of services, including consulting services. Mr. Fitzpatrick is also eligible to receive the remaining balance of funds held in trust since October 2010 as well as continued health benefits and life insurance coverage during the Severance Period; however, BKC’s obligation to provide this continued coverage will immediately cease if he becomes eligible for coverage obtained through a new employer. As a result of his resignation, Mr. Fitzpatrick forfeited all options awards granted to him. The Agreement included a general release in favor of BKC and its affiliates.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

10.1	Separation Agreement and General Release dated June 1, 2012 between Burger King Corporation and Jonathan Fitzpatrick

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BURGER KING WORLDWIDE, INC.

By:	/s/ Jill Granat
Name:	Jill Granat
Name:	SVP, General Counsel & Secretary

BURGER KING HOLDINGS, INC.

By:	/s/ Jill Granat
Name:	Jill Granat
Name:	SVP, General Counsel & Secretary

Date: June 28, 2012